Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES THIRD QUARTER RESULTS

MURRAY HILL, NJ — (October 22, 2014) — C. R. Bard, Inc. (NYSE: BCR) today reported 2014 third quarter financial results. Third quarter 2014 net sales were $830.0 million, an increase of 9 percent over the prior-year period on both an as reported and constant currency basis.

For the third quarter 2014, net sales in the U.S. were $565.4 million, an increase of 13 percent over the prior-year period. Net sales outside the U.S. were $264.6 million, an increase of 3 percent over the prior-year period on a reported basis. Excluding the impact of foreign exchange, third quarter 2014 net sales outside the U.S. increased 1 percent over the prior-year period.

For the third quarter 2014, net income was $131.3 million and diluted earnings per share were $1.69, an increase of 41 percent and 47 percent, respectively, as compared to third quarter 2013 results. Adjusting for items that affect comparability of results between periods as detailed in the tables below, third quarter 2014 net income was $149.2 million and diluted earnings per share, after adjusting for certain items that affect comparability between periods and excluding amortization of intangibles, were $2.15, an increase of 22 percent and 28 percent, respectively, as compared to third quarter 2013 results.

Timothy M. Ring, chairman and chief executive officer, commented, “We are pleased this quarter with the continued execution of our strategic investment plan that we announced at the beginning of 2013. We said at the time that we expected the investments to begin generating returns in the back half of 2014, and that is happening. We continue to focus on executing our plan with the objective of improving revenue growth and profitability.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our June 30, 2014 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$ 830,000	$758,000	$2,456,400	$2,258,200
Costs and expenses:
Cost of goods sold	308,900	291,900	939,100	883,800
Marketing, selling and administrative expense	242,000	223,900	724,000	666,600
Research and development expense	73,100	99,400	222,800	224,800
Interest expense	11,200	11,200	33,600	33,700
Other (income) expense, net	14,500	12,600	265,800	338,600

Total costs and expenses	649,700	639,000	2,185,300	2,147,500

Income from operations before income taxes	180,300	119,000	271,100	110,700

Income tax provision	49,000	25,800	110,800	88,400

Net income	$131,300	$93,200	$160,300	$22,300

Basic earnings per share available to common shareholders	$1.73	$1.17	$2.08	$0.28

Diluted earnings per share available to common shareholders	$1.69	$1.15	$2.04	$0.27

Wt. avg. common shares outstanding - basic	74,800	78,500	75,700	79,900

Wt. avg. common and common equivalent shares outstanding - diluted	76,300	80,000	77,200	81,200

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended September 30,				Nine Months Ended September 30,
	2014	2013	Change	Constant Currency	2014	2013	Change	Constant Currency
Vascular	$231,500	$209,900	10%	9%	$683,700	$625,300	9%	8%
Urology	209,600	193,700	8%	8%	618,100	574,200	8%	7%
Oncology	229,700	215,500	7%	6%	673,400	636,700	6%	6%
Surgical Specialties	135,600	118,100	15%	15%	410,100	358,400	14%	14%
Other	23,600	20,800	13%	12%	71,100	63,600	12%	11%

Net sales	$830,000	$758,000	9%		$2,456,400	$2,258,200	9%

Foreign exchange impact		3,500				6,300

Constant Currency	$830,000	$761,500		9%	$2,456,400	$2,264,500		8%

Non-GAAP Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended September 30, 2014
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$308.9	$242.0	$73.1	$14.5	$49.0	$131.3	$1.69
Items that affect comparability of results between periods:
Acquisition-related items	2.6	(0.3)	(1.0)	(0.1)	0.3	(1.5)
Asset impairment	-	-	(6.2)	-	2.3	3.9
Litigation charges	-	-	-	(13.2)	(1.2)	14.4
Restructuring and productivity initiative costs	-	-	-	(1.7)	0.6	1.1

Total	2.6	(0.3)	(7.2)	(15.0)	2.0	17.9	0.23

Adjusted Basis	$311.5	$241.7	$65.9	$(0.5)	$51.0	$149.2

Amortization of intangible assets	$26.5				$8.8	$17.7	0.23

Adjusted Earnings						$166.9	$2.15

	Quarter Ended September 30, 2013 (1)
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders(2)
GAAP Basis	$291.9	$223.9	$99.4	$12.6	$25.8	$93.2	$1.15
Items that affect comparability of results between periods:
Acquisition-related items	(0.2)	(3.4)	(29.9)	(0.2)	10.8	22.9
Asset impairment	-	-	(3.4)	-	1.2	2.2
Divestiture-related charges	-	-	-	(9.7)	3.5	6.2
Tax item	-	-	-	-	2.2	(2.2)

Total	(0.2)	(3.4)	(33.3)	(9.9)	17.7	29.1	0.36

Adjusted Basis	$291.7	$220.5	$66.1	$2.7	$43.5	$122.3

Amortization of intangible assets	$21.2				$7.0	$14.2	0.18

Adjusted Earnings						$136.5	$1.68

	Nine Months Ended September 30, 2014
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$939.1	$724.0	$222.8	$265.8	$110.8	$160.3	$2.04
Items that affect comparability of results between periods:
Acquisition-related items	1.1	(0.7)	(22.6)	(2.2)	1.5	22.9
Asset impairment	-	-	(6.2)	-	2.3	3.9
Litigation charges, net	-	-	-	(275.9)	21.2	254.7
Gain on sale of investment	-	-	-	7.1	(2.2)	(4.9)
Restructuring and productivity initiative costs	-	-	-	(1.7)	0.6	1.1
Tax item	-	-	-	-	10.9	(10.9)

Total	1.1	(0.7)	(28.8)	(272.7)	34.3	266.8	3.40

Adjusted Basis	$940.2	$723.3	$194.0	$(6.9)	$145.1	$427.1

Amortization of intangible assets	$79.7				$26.6	$53.1	0.68

Adjusted Earnings						$480.2	$6.12

	Nine Months Ended September 30, 2013 (1)
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$883.8	$666.6	$224.8	$338.6	$88.4	$22.3	$0.27
Items that affect comparability of results between periods:
Acquisition-related items	(0.6)	(4.4)	(31.2)	(0.1)	11.0	25.3
Asset impairments	(2.5)	-	(3.4)	(6.4)	2.8	9.5
Litigation charges, net	-	-	-	(318.2)	18.1	300.1
Divestiture-related charges	-	-	-	(9.7)	3.5	6.2
Restructuring	-	-	-	1.4	(0.4)	(1.0)
Tax Item	-	-	-	-	2.2	(2.2)

Total	(3.1)	(4.4)	(34.6)	(333.0)	37.2	337.9	4.09

Adjusted Basis	$880.7	$662.2	$190.2	$5.6	$125.6	$360.2

Amortization of intangible assets	$64.2				$20.9	$43.3	0.52

Adjusted Earnings						$403.5	$4.88

(1) Beginning in 2014, amortization of intangible assets is included as an item that affects comparability of adjusted earnings between periods. Prior year amounts have been conformed to current year presentation.

(2) Total per share amounts do not add due to rounding.

Notes to Non-GAAP Reconciliation of Earnings

•

For the third quarter 2014, the following items affected the comparability of results between periods: (i) a net benefit of $1.2 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $6.2 million pre-tax related to an asset impairment; (iii) charges of $13.2 million pre-tax for litigation-related defense costs in connection with the District Court’s pre-trial orders that the company prepare 500 individual cases for trial (the “WHP Pre-Trial Orders”); and (iv) charges of $1.7 million pre-tax for restructuring and productivity initiatives. The net effect of these items decreased net income by $17.9 million, or $0.23 diluted earnings per share available to common shareholders. Amortization of intangible assets was $26.5 million pre-tax, which decreased net income on an adjusted basis by $17.7 million, or $0.23 diluted earnings per share available to common shareholders.

•

For the third quarter 2013, the following items affected the comparability of results between periods: (i) charges of $33.7 million pre-tax for acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $3.4 million pre-tax related to an asset impairment; (iii) charges of $9.7 million pre-tax for divestiture-related costs; and (iv) a decrease of $2.2 million in the income tax provision associated with the remeasurement of an uncertain tax position as a result of a legal settlement. The net effect of these items decreased net income by $29.1 million, or $0.36 diluted earnings per share available to common shareholders. Amortization of intangible assets was $21.2 million pre-tax, which decreased net income on an adjusted basis by $14.2 million, or $0.18 diluted earnings per share available to common shareholders.

•

For the nine months ended September 30, 2014, the following items affected the comparability of results between periods: (i) net charges of $24.4 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $6.2 million pre-tax related to an asset impairment; (iii) charges of $275.9 million pre-tax related to estimated costs for product liability matters, net of recoveries, which includes $17.4 million of litigation-related defense costs in connection with the WHP Pre-Trial Orders; (iv) a gain of $7.1 million pre-tax related to the sale of an equity investment; (v) charges of $1.7 million pre-tax for restructuring and productivity initiatives; and (vi) a decrease of $10.9 million in the income tax provision associated with the completion of IRS examinations for the tax years 2008 through 2010. The net effect of these items decreased net income by $266.8 million, or $3.40 diluted earnings per share available to common shareholders. Amortization of intangible assets was $79.7 million pre-tax, which decreased net income on an adjusted basis by $53.1 million, or $0.68 diluted earnings per share available to common shareholders.

•

For the nine months ended September 30, 2013, the following items affected the comparability of results between periods: (i) charges of $36.3 million pre-tax for acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $12.3 million pre-tax related to asset impairments; (iii) charges of $318.2 million pre-tax related to estimated costs for product liability matters, net of recoveries, and other litigation matters; (iv) charges of $9.7 million pre-tax for divestiture-related costs; (v) a reversal of $1.4 million pre-tax of restructuring costs; and (vi) a decrease of $2.2 million in the income tax provision associated with the remeasurement of an uncertain tax position as a result of a legal settlement. The net effect of these items decreased net income by $337.9 million, or $4.09 diluted earnings per share available to common shareholders. Amortization of intangible assets was $64.2 million pre-tax, which decreased net income on an adjusted basis by $43.3 million, or $0.52 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding the impact of acquisition-related items and asset impairments; (2) marketing, selling and administrative expense excluding charges for acquisition-related items; (3) research and development expense excluding charges for acquisition-related items and asset impairments; (4) other (income) expense, net, excluding acquisition-related items, litigation charges net of recoveries (which includes litigation-related defense costs in connection with the WHP Pre-Trial Orders), gain on sale of investment, asset impairments, divestiture-related charges, net restructuring and productivity initiative costs; (5) income tax provision excluding a decrease associated with the completion of certain IRS examinations, a decrease associated with the remeasurement of an uncertain tax position as a result of a legal settlement and the tax effect of the items set forth in (1) through (4) above; (6) net income excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above and amortization of intangible assets.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Earnings per Share Numerator: GAAP Basis - basic and diluted
Net income	$131,300	$93,200	$160,300	$22,300
Less: Income allocated to participating securities (1)	2,200	1,600	2,600	300

Net income available to common shareholders	$129,100	$91,600	$157,700	$22,000

Earnings per Share Numerator: Adjusted Earnings
Net income	$166,900	$136,500	$480,200	$403,500
Less: Income allocated to participating securities (1)	2,900	2,400	8,000	7,300

Net income available to common shareholders	$164,000	$134,100	$472,200	$396,200

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	74,800	78,500	75,700	79,900
Wt. avg. common and common equivalent shares outstanding - diluted	76,300	80,000	77,200	81,200

Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$1.73	$1.17	$2.08	$0.28

Diluted earnings per share available to common shareholders	$1.69	$1.15	$2.04	$0.27

Earnings per Share: Adjusted Earnings
Diluted earnings per share available to common shareholders	$2.15	$1.68	$6.12	$4.88

(1) Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income less income allocated to participating securities.